EFFECTIVE JANUARY 1, 2004, FILA
HOLDING S.P.A. CHANGED ITS NAME
TO RCS INVESTIMENTI S.P.A.
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
PAR VALUE OF EURO 1.30 EACH OF
FILA HOLDING S.P.A.
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF ITALY)
The Bank of New York, as
depositary (hereinafter called the
"Depositary"), hereby certifies
that_____________, or registered assigns IS
THE OWNER OF ______________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares of par value Euro 1.30 each (herein called
"Shares") of Fila Holding S.p.A.,
incorporated under the laws of The Republic of Italy (herein called the "Company"). At the date hereof, each American Depositary
Share represents five Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the principal Milan, Italy office of Unicredito S.p.A. (herein called the "Custodian"). The Depositary's Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
This American Depositary
Receipt is one of an issue (herein called
"Receipts"), all issued and to be issued upon
the terms and conditions set forth in the
amended and restated deposit agreement,
dated as of April 23, 2001, as it may be
amended or supplemented from time to time
(herein called the "Deposit Agreement"), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
"Deposited Securities").  Copies of the
Deposit Agreement are on file at the
Depositary's Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt for the purpose of withdrawal of
the Deposited Securities represented by the
American Depositary Shares evidenced
hereby, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary, as
provided in the Deposit Agreement;
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt, the delivery of any
distribution thereon, or withdrawal of any
Deposited Securities, the Company, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
The delivery of Receipts
against deposits of Shares generally or
against deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts, or the combination or split-up of
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders' meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in paragraph I(A)(1) of the General
Instructions to Form F-6, as from time to
time in effect, or any successor provision
thereto.  Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered under
the provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR TAXES.
If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner hereof.  The Depositary may
refuse to effect any transfer of this Receipt
or any combination or split-up hereof or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge (and
any taxes or expenses arising out of such
sale), and the Owner hereof shall remain
liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
Every person depositing
Shares hereunder and under the Deposit
Agreement shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that (i) the Shares presented for
deposit are not, and the Receipts issuable
upon such deposit will not be, restricted
securities within the meaning of Rule
144(a)(3) under the Securities Act of 1933,
and (ii) the deposit of such Shares and the
sale of Receipts evidencing American
Depositary Shares representing such Shares
by that person are not otherwise restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
Any person presenting Shares
for deposit or any Owner of a Receipt may
be required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts, Deposited Securities or other
securities, compliance with all applicable
laws or regulations or terms of the Deposit
Agreement or such Receipt, or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  The Depositary shall from
time to time advise the Company of the
availability of any such proofs, certificates
or other information and shall provide
copies thereof to the Company as promptly
as practicable upon request by the Company,
unless such disclosure is prohibited by law.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay
the fees and reasonable out-of-pocket
expenses of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present
detailed statement for such expenses to the
Company at least once every three months.
The charges and expenses of the Custodian
are for the sole account of the Depositary.
The following charges (to the
extent permitted by applicable law or the
rules of any securities exchange on which
the American Depositary Shares are
admitted for trading) shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement),
whichever applicable: (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or (if applicable) Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee not in excess of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement and (6) a fee for the distribution
of proceeds of sales of securities or rights
pursuant to Sections 4.02 or 4.04,
respectively, of the Deposit Agreement,
such fee (which may be deducted from such
proceeds) being in an amount equal to the
lesser of (i) the fee for the issuance of
American Depositary Shares referred to
above which would have been charged as a
result of the deposit by Owners of securities
(for purposes of this clause 6 treating all
such securities as if they were Shares) or
Shares received in exercise of rights
distributed to them pursuant to Sections 4.02
or 4.04, respectively, of the Deposit
Agreement, but which securities or rights
are instead sold by the Depositary and the
net proceeds distributed and (ii) the amount
of such proceeds.
The Depositary, subject to
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Neither the Depositary nor
the Custodian shall deliver Shares, by
physical delivery, book entry or otherwise
(other than to the Company or its agent as
contemplated by Section 4.08 of the Deposit
Agreement), or otherwise permit Shares to
be withdrawn from the facility created
hereby, except upon the receipt and
cancellation of Receipts.
The Depositary may issue
Receipts against rights to receive Shares
from the Company (or any agent of the
Company recording Share ownership).  No
such issue of Receipts will be deemed a
"Pre-Release" subject to the restrictions of
the following paragraph.
The Depositary may execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement ("Pre-Release").  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares to the Depositary for the benefit of
the Owners, and (iii) agrees in effect to hold
such Shares for the account of the
Depositary until delivery of the same upon
the Depositary's request, (b) at all times
fully collateralized (such collateral marked
to market daily) with cash or U.S.
government securities, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the American
Depositary Shares outstanding (without
giving effect to American Depositary Shares
evidenced by Receipts outstanding as a
result of Pre-Releases); provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems appropriate and may, with the prior
written consent of the Company, change
such limit for purposes of general
application.  The Depositary will also set
limits with respect to the number of Pre-
Released Receipts involved in transactions
to be done hereunder with any one person on
a case by case basis as it deems appropriate.
The collateral referred to in clause (b) above
shall be held by the Depositary for the
benefit of the Owners as security for the
performance of the obligations to deliver
Shares set forth in clause (a) above (and
shall not, for the avoidance of doubt,
constitute Deposited Securities hereunder).
The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this
Receipt, and every successive holder and
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of
the Depositary; provided, however, that such
signature may be  a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and
accordingly files certain reports and
information with the Securities and
Exchange Commission (hereinafter called
the "Commission").  Such reports and
information are available for inspection and
copying by Beneficial Owners and Owners
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
The Depositary shall make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports, notices and other communications,
including any proxy soliciting material,
received from the Company which are both
(a) received by the Depositary, the
Custodian or a nominee of either as the
holder of the Deposited Securities and
(b) generally transmitted to the holders of
such Deposited Securities by the Company.
The Depositary shall also make available for
inspection by Owners of Receipts at its
Corporate Trust Office copies of reports,
notices and communications furnished by
the Company pursuant to the following
paragraph.
The Company will promptly
transmit to the Custodian English language
versions of any reports, notices and other
communications that are generally
transmitted by the Company to holders of its
Shares or other Deposited Securities, as well
as English language versions of the
Company's annual reports (including a
description of operations and annual audited
consolidated financial statements prepared
in conformity with Italian generally
accepted accounting principles ("Italian
GAAP"), together with a reconciliation of
net income, total assets and shareholders'
equity to United States generally accepted
accounting principles) and quarterly reports
(including unaudited quarterly consolidated
financial information prepared in conformity
with Italian GAAP).  The Depositary will, at
the Company's expense (unless otherwise
agreed in writing by the Company and the
Depositary), arrange for the prompt
transmittal by the Custodian to the
Depositary of such notices, reports and other
communications and arrange for the mailing,
at the Company's expense (unless otherwise
agreed in writing by the Company and the
Depositary), of copies thereof (or if
requested by the Company, a summary of
any such notice provided by the Company)
to all Owners or, at the request of the
Company, make such notices, reports (other
than the annual and quarterly reports
described in the preceding sentence) and
other communications available to all
Owners on a basis similar to that for holders
of Shares or other Deposited Securities, or
on such other basis as the Company may
advise the Depositary may be required by
any applicable law, regulation or stock
exchange requirement.  The Company will
timely provide the Depositary with the
quantity of such notices, reports and other
communications, as requested by the
Depositary from time to time, in order for
the Depositary to effect such mailings.
The Company has delivered
to the Depositary and the Custodian a copy
of the provisions of or governing the Shares
and any other Deposited Securities issued by
the Company or any affiliate of the
Company, and promptly upon any
amendment thereto or change therein, the
Company shall deliver to the Depositary and
the Custodian a copy of such provisions as
so amended or changed.  The Depositary
may rely upon such copy for all purposes of
this Deposit Agreement.  The Depositary
will, at the expense of the Company (unless
otherwise agreed in writing by the Company
and the Depositary), make such copy and
such notices, reports and other
communications available for inspection by
Owners at the Depositary's office, at the
office of the Custodian and at any other
designated transfer offices.
When the Company makes
available at its offices the financial
statements upon which holders of the Shares
are to vote at an annual general meeting of
such holders, the Company shall promptly
deliver to the Depositary and the Custodian
a copy of such financial statements.  Until
the date of such annual general meeting, the
Depositary shall, at the expense of the
Company (unless otherwise agreed in
writing by the Company and the
Depositary), make such copy of the financial
statements available for inspection by
Owners at the Depositary's office, the office
of the Custodian and any other designated
transfer offices.
The Depositary will keep
books for the registration of Receipts and
transfers of Receipts which at all reasonable
times shall be open for inspection by the
Owners of Receipts provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts for
an object other than the business of the
Company, including, without limitation, a
matter related to the Deposit Agreement or
the Receipts.
The Depositary may close the
transfer books after consultation with the
Company to the extent practicable, at any
time or from time to time, when deemed
expedient by it in connection with the
performance of its duties under the Deposit
Agreement or at the request of the
Company, provided that any such closing of
the transfer books shall be subject to the
provisions of Section 2.06 of the Deposit
Agreement which limit the suspension of
withdrawals of Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or
on its behalf, its agent, receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert or will
cause its agent to convert, as promptly as
practicable after its receipt of such dividend
or distribution (unless otherwise prohibited
or prevented by law), such dividend or
distribution into dollars and will, as
promptly as practicable, distribute the
amount thus received (net of the expenses of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or an agent of
the Company or the Depositary is required
to withhold and does withhold from such
cash dividend or other cash distribution in
respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection
with such sale) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash, all in the
manner and subject to the conditions set
forth in the Deposit Agreement.
If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may or shall, if the Company
shall so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
In the event that the
Depositary determines that any distribution
in property other than cash (including Shares
and rights to subscribe therefor) is subject to
any tax or other governmental charge which
the Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
In order to enable persons
that are considered United States residents
for purposes of the income tax convention
between the United States and Italy in effect
as of the date of this Deposit Agreement (the
"Convention") to obtain a refund of certain
Italian withholding tax under the
Convention, the Company shall provide
prompt written notice (the "Dividend
Notice") to the Depositary of (i) the calling
of any meeting of holders of Deposited
Securities at which the Company expects the
approval of a distribution to such holders
that is subject to withholding tax refundable
under the Convention, (ii) the date on which
any such distribution approved at such
meeting is proposed to be payable to owners
of such Deposited Securities and (iii) the
related date on which the Company (or, if
applicable, a dividend paying agent for the
Company) is expected to be required to pay
to Italian governmental authorities or
agencies the Italian withholding tax with
respect to the portion of such distribution
paid to the Depositary (the "Withholding
Repayment Date").
As promptly as practicable
after receiving the Dividend Notice, the
Depositary shall (i) provide the Owners with
written notice (in the form and with the
content agreed by the Company and the
Depositary) of the requirements that Owners
and Beneficial Owners must satisfy to
receive under the Convention a refund of
withholding tax with respect to the specified
distribution (the "Refund Notice") and (ii)
shall use its reasonable best efforts to cause
Owners of Receipts that are financial
intermediaries, including The Depository
Trust Company ("DTC"), to send the
Refund Notice to their participants or
customers for transmission to the Beneficial
Owners of such Receipts.  The Depositary
shall also deliver with each check in
payment of a portion of the distribution
specified in the Refund Notice (other than a
check in payment of a refund of withholding
tax under the Convention) a written
reminder to the Owners (in the form agreed
with the Company) of the procedures set
forth in the Refund Notice.  Such written
reminder and the Refund Notice shall state
(among other requirements) that all
certifications of entitlement to a refund of
Italian withholding tax under the
Convention (including each report of
ownership by a financial intermediary) must
be dated later than the date of the Dividend
Notice and that each such certification that
is dated on or before the date of the
Dividend Notice shall be treated as
incomplete by the Depositary and the
Company.
In the case of each claim for
a refund by a Beneficial Owner holding
Receipts through a participant in DTC, the
Depositary shall use its reasonable best
efforts to obtain confirmation from DTC that
the ownership reported to the Depositary by
each financial intermediary holding such
Receipts on behalf of such Beneficial Owner
corresponds to the ownership of such
Receipts as recorded on the books of DTC.
The Depositary shall deliver to the Company
(or, if so instructed by the Company, to a
dividend paying agent for the Company) all
completed certifications of entitlement to a
refund of Italian withholding tax under the
Convention (including each report of
ownership by a financial intermediary) that
the Depositary receives on or before the day
that is 30 days prior to the Withholding
Repayment Date (the "Final Delivery
Date").  The Depositary shall deliver such
certifications to the Company (or if
applicable, the dividend paying agent for the
Company) (i) in the case of such
certifications received by the Depositary on
or before the date that is 30 days after the
dividend payment date (the "First Delivery
Date"), as soon as practicable after the First
Delivery Date and (ii) in the case of such
certifications received by the Depositary
after the First Delivery Date, at intervals
agreed between the Company and the
Depositary.  The Depositary shall deliver as
soon as practicable to each Beneficial
Owner (i) all completed certifications of
entitlement to a refund of Italian
withholding tax under the Convention
(including each report of ownership by a
financial intermediary) relating to such
Beneficial Owner that the Depositary
receives after the Final Delivery Date and
(ii) all incomplete certifications of such
entitlement relating to such Beneficial
Owner.
If the Company determines in
its reasonable judgment that the completed
certifications delivered to it (or if applicable,
its dividend paying agent) by the Depositary
on behalf of a Beneficial Owner satisfy the
requirements for a refund of Italian
withholding tax by the Company under the
Convention and applicable law, the
Company shall pay to the Depositary the
amount to which such Beneficial Owner is
entitled under the Convention (i) within 30
days after the First Delivery Date, if the
completed certifications of such Beneficial
Owner have been delivered to the
Depositary on or before the First Delivery
Date and delivered to the Company in
accordance with the preceding paragraph
and (ii) as soon as practicable after such
certifications have been delivered to the
Company, if the completed certifications of
such Beneficial Owner have been delivered
to the Depositary after the First Delivery
Date.  The Depositary shall convert such
payments in accordance with the terms of
Section 4.05 of the Deposit Agreement and
shall distribute such payments to the Owners
entitled thereto in accordance with the
provisions of this Agreement.
The Depositary shall use
reasonable efforts to make and maintain
arrangements (in addition to or in
substitution for the foregoing arrangements)
enabling persons that are considered United
States residents for purposes of applicable
law to receive any rebates, tax credits or
other benefits (pursuant to treaty or
otherwise) relating to distributions on the
American Depositary Shares to which such
persons are entitled.  The Company or its
agent may take any steps necessary to obtain
such benefits.
Notwithstanding any other
terms of the Deposit Agreement or the
Receipt, absent the gross negligence or bad
faith of, respectively, the Depositary and the
Company, the Depositary and the Company
assume no obligation, and shall not be
subject to any liability, for the failure of any
Owner or Beneficial Owner, or its agent or
agents, to receive any tax benefit under
applicable law or tax treaties.  Neither the
Depositary nor the Company shall be liable
for any acts or omissions of any other party
in connection with any attempts to obtain
any such benefit, and Owners and Beneficial
Owners hereby agree that each of them shall
be conclusively bound by any deadline
established by the Company and the
Depositary in connection therewith.
13.	RIGHTS.
In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary, after consultation with the
Company, shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason it would be unlawful for the
Depositary either to make such rights
available to any Owners or to dispose of
such rights and make the net proceeds
available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary may, and at the request of the
Company shall, distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
In circumstances in which
rights would otherwise not be distributed, if
an Owner requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will promptly make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owners to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.
If the Depositary determines
that it is not lawful or feasible to make such
rights available to all or certain Owners, it
may, and at the request of the Company will
use its best efforts that are reasonable under
the circumstances to, sell the rights, warrants
or other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available.  In each such instance, (a)
the Depositary shall solicit a bid for all such
rights, warrants or other instruments from
each of at least five firms that regularly
participate in the international securities
markets and that are registered as brokers or
dealers in Italy or the United Kingdom and
(b) after soliciting such bids, the Depositary
shall (i) inform Gemina S.p.A. of the
identity of the highest bidder responding to
such solicitation (if any) and (ii) offer all
such rights, warrants or other instruments to
Gemina S.p.A. at a price equal to the bid of
such highest bidder (or if the Depositary
shall obtain no bids in response to its
solicitation, at such price as Gemina S.p.A.
shall bid).  The Depositary shall allocate the
net proceeds of such sales (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement, any expenses in
connection with such sale and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  Such proceeds shall
be distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
If a registration statement
under the Securities Act of 1933 is required
with respect to the securities to which any
rights relate in order for the Company to
offer such rights to Owners and sell the
securities represented by such rights, the
Depositary will not offer such rights to
Owners having an address in the United
States (as defined in Regulation S) unless
and until such a registration  statement is in
effect, or unless the offering and sale of such
securities and such rights to such Owners
are exempt from registration under the
provisions of such Act.
The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can, pursuant to applicable law, be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted as promptly as
practicable, by sale or in any other manner
that it may determine in accordance with
applicable law, such Foreign Currency into
Dollars.  If, at the time of conversion of such
Foreign Currency into Dollars, such Dollars
can, pursuant to applicable law, be
transferred outside of Italy for distribution to
Owners entitled thereto, such Dollars shall
be distributed as promptly as practicable to
the Owners entitled thereto or, if the
Depositary shall have distributed any rights,
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such rights, warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution or
conversion may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be net
of any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file as
promptly as practicable such application for
approval or license; however, the Depositary
shall be entitled to rely upon Italian local
counsel in such matters, which counsel shall
be instructed to act as promptly as possible.
If at any time foreign
currency received by the Depositary is not,
pursuant to applicable law, convertible, in
whole or in part, into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary
cannot be promptly obtained, the Depositary
shall, (a) as to that portion of the foreign
currency that is convertible into Dollars,
make such conversion and, if permitted by
applicable law, transfer such Dollars to the
United States for distribution to Owners in
accordance with the first paragraph of this
Article 13 and (b) as to the nonconvertible
balance, if any, (i) if requested in writing by
an Owner, distribute or cause the Custodian
to distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received
by the Depositary or Custodian to such
Owner and (ii) the Depositary shall hold or
shall cause the Custodian to hold any
amounts of nonconvertible foreign currency
not distributed pursuant to the immediate
preceding subclause (i) uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same.
15.	RECORD DATES.
Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date shall, to the
extent practicable, be either (x) the same
date as the record date fixed by the
Company, or (y) if different from the record
date fixed by the Company, be fixed after
consultation with the Company (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at, and to attend (without voting or
speaking), any such meeting, or (b) on or
after which each American Depositary Share
will represent the changed number of
Shares, subject to the provisions of the
Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES AND ATTENDANCE AT
MEETINGS.
As soon as practicable after
receipt of notice of any meeting or
solicitation of proxies of holders of Shares
or other Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail
to the Owners of Receipts a notice, the form
of which notice shall be in the sole
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting, (or, if requested
by the Company a summary of such
information provided by the Company),
(b) a statement that the Owners of Receipts
as of the close of business on a specified
record date (the "Specified Record Date")
will be entitled, subject to any applicable
provisions of Italian law and of the Articles
of Association of the Company (which
provisions, if any, shall be summarized in
such notice to the extent that such provisions
are material), to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares,
(c) a statement as to the manner in which
such instructions may be given, (d) a
statement that Beneficial Owners on the
Specified Record Date may attend, but not
vote or speak at, such meeting and (e) a
statement as to the manner in which such
Beneficial Owners may request from the
Depositary an admission ticket for such
meeting.  Upon the written request of an
Owner of a Receipt on the Specified Record
Date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not itself exercise any
voting discretion over any Deposited
Securities.  Upon the written request of an
Owner (or if DTC is the Owner, a
participant in DTC's book-entry system) on
behalf of a Beneficial Owner on the
Specified Record Date, received on or
before the date established by the Depositary
for such purpose, the Depositary shall (a) as
early as practicable prior to such meeting
issue to such Beneficial Owner an admission
ticket (in the form provided by the
Company) for such meeting and (b) notify
the Company of the identity of such
Beneficial Owner as promptly as practicable
thereafter (but in any case at least two
Business Days prior to such meeting).
Subject to the rules of any
securities exchange on which American
Depositary Shares or the Deposited
Securities represented thereby are listed, the
Depositary shall if requested by the
Company deliver, at least two Business
Days prior to the date of such meeting, to
the Company, to the attention of its
Secretary, copies of all instructions received
from Owners in accordance with which the
Depositary will vote, or cause to be voted,
the Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipts at such meeting.  Delivery of
instructions will be made at the expense of
the Company (unless otherwise agreed in
writing by the Company and the
Depositary).
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor
the Company shall incur any liability to any
Owner or Beneficial Owner, if by reason of
any provision of any present or future law or
regulation of the United States or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the Articles
of Association of the Company, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or Beneficial
Owner of a Receipt by reason of any non-
performance or delay, caused as aforesaid,
in the performance of any act or thing which
by the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expenses and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Company agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, and except to the extent that
such liability or expense arises out of
information relating to the Depositary or the
Custodian, as applicable, furnished in
writing to the Company by the Depositary or
the Custodian, as applicable, expressly for
use in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the Shares, or omissions from
such information; or (ii) by the Company or
any of its directors, employees, agents and
affiliates.  The indemnities contained in this
paragraph shall not extend to any liability or
expense which may arise out of any Pre-
Release.
No disclaimer of liability
under the Securities Act of 1933 is intended
by any provisions of the Deposit Agreement.
The Depositary, subject to
Sections 2.05 and 2.09 of the Deposit
Agreement, may own and deal in any class
of securities of the Company and its
affiliates and in Receipts.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any
time resign as Depositary hereunder by
written notice of its election so to do
delivered to the Company, such resignation
to take effect  upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary in any respect
which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT
The Depositary at any time,
at the direction of the Company, shall
terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by the American Depositary
Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
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